Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21011) of FirstEnergy Corp. of our report dated June 20, 2003 relating to the financial statements for the year ended December 30, 2002 of the FirstEnergy Corp. Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Cleveland, Ohio
June 25, 2004